Exhibit 99.1

MAX CAPITAL GROUP LTD. COMMENTS ON MERGER WITH IPC HOLDINGS, LTD.

HAMILTON, Bermuda March 31, 2009—Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) today announced that it has received a copy of Validus Holdings, Ltd.’s unsolicited, stock-for-stock, proposal for IPC Holdings, Ltd.

As previously announced on March 2, 2009, Max and IPC entered into an Agreement and Plan of Amalgamation pursuant to which Max will amalgamate with IPC Limited. The Boards of both companies have previously stated that the combination of Max with IPC would create a strong company with a balanced, diversified portfolio of risk across a mix of geographies and business lines with the opportunity to generate more stable and attractive returns on capital. Max’s pending merger with IPC is expected to be completed late in the second quarter or early in the third quarter of this year.

W. Marston (Marty) Becker, Chairman and Chief Executive Officer of Max Capital, said: “In today’s unprecedented business environment and cycle, we believe that diversification, in terms of global presence and both short and long-tail exposures, significantly reduces risk and provides a more solid platform for building sustained long-term value. The merger of IPC and Max was founded on a shared vision of allowing the combined group of shareholders to enjoy the benefits of a strong, diversified operating platform with a proven track record. While we have not yet had the opportunity to review Validus’ proposal carefully, we believe that combining two short-tailed property catastrophe oriented companies would appear to do little for true shareholder diversification. By contrast, Max’s track record of building a diversified platform without diluting shareholder value should lead to better long-term growth prospects and value creation following completion of the pending IPC-Max merger.”

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This press release includes statements about future economic performance, finances, expectations, plans and prospects of both IPC Holdings, Ltd. (“IPC”) and Max Capital Group Ltd. (“Max”) that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, including the risks described in the joint proxy statement/prospectus of IPC and Max that has been filed with the Securities Exchange Commission (“SEC”) under “Risk Factors,” many of which are difficult to predict and generally beyond the control of IPC and Max, that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please also refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by each of IPC or Max, as the case may be, with the SEC. Neither IPC nor Max undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere and continued instability in global credit markets; and (f) other factors set forth in the joint proxy statement/prospectus of IPC and Max, the most recent reports on Form 10-K, Form 10-Q and other documents of IPC or Max, as the case may be, on file with the SEC. Risks and uncertainties relating to the proposed transaction include the risks that: the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; the anticipated benefits of the transaction will not be realized; and/or the proposed transactions will not be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward looking statement contained in this press release.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT:

This press release relates to a business combination transaction between IPC and Max. On March 27, 2009, IPC and Max filed with the SEC a registration statement on Form S-4, including the preliminary joint proxy statement/prospectus constituting a part thereto. This press release is not a substitute for the joint proxy statement/prospectus or any other documents which IPC or Max may file with the SEC or send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED, OR THAT WILL BE FILED, WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to IPC, at Jim Bryce, President and Chief Executive Officer, or John Weale, Executive Vice President and Chief Financial Officer, at 441-298-5100, in the case of IPC’s filings, or Max, at Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations at 441-295-8800, in the case of Max’s filings.

PARTICIPANTS IN THE SOLICITATION:

IPC and Max and their respective directors, executive officers and other employees may be deemed to be participants in any solicitation of IPC and Max shareholders, respectively, in connection with the proposed transaction. Information about IPC’s and Max’s directors and executive officers is available in IPC’s and Max’s proxy statements, dated April 29, 2008 and March 19, 2008, respectively for their 2008 annual meetings of shareholders.

Contacts

Susan Spivak Bernstein	Roanne Kulakoff Peter Hill

Senior Vice President	Kekst and Company

susan.spivak@maxcapservices.com	roanne-kulakoff@kekst.com peter-hill@kekst.com

1-212-898-6640	1-212-521-4837